Exhibit 10.2

JUNE 4, 2008

BEAUFOUR IPSEN PHARMA, S.A.S.

TRIBECA ACQUISITION CORPORATION

AND

THE STOCKHOLDER NAMED HEREIN

VOTING AGREEMENT

THIS VOTING AGREEMENT (this Agreement), is entered into as of June 4, 2008, by and between the undersigned stockholder (the Stockholder) of Tercica, Inc., a Delaware corporation (the Company), Beaufour Ipsen Pharma, a French société par actions simplifée (the Purchaser), and Tribeca Acquisition Corporation, a newly incorporated Delaware subsidiary of the Purchaser (Merger Sub).

WHEREAS, in connection with the execution of this Agreement, the Purchaser, Merger Sub and the Company are concurrently entering into an Agreement and Plan of Merger, as of the date hereof (the Merger Agreement), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, at which time the separate existence of Merger Sub shall cease and the Company will be the Surviving Corporation (the Merger);

WHEREAS, as of the date hereof, the Stockholder is the legal and Beneficial Owner of, and has the power to vote, the Subject Shares; and

WHEREAS, as a condition to the Purchaser and Merger Sub entering into the Merger Agreement, and as an inducement and consideration therefor, the Purchaser and Merger Sub have required the Stockholder to agree to, and the Stockholder has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and mutual promises, representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions and interpretation.

(a)	Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

(b)	Each of the following terms, when used in this Agreement, shall have the meaning set forth below:

(i)	Agreement has the meaning set forth in the in the preamble hereto;

(ii)	Beneficial Ownership by a Person of any securities means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(A)	voting power which includes the power to vote, or to direct the voting of, such security; and/or

(B)	investment power which includes the power to dispose, or to direct the disposition of such security, and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3(a) adopted by the SEC under the Exchange Act, as amended. The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning;

(iii)	Company has the meaning set forth in the preamble hereto;

(iv)	Governing Documents means the charter or organizational documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs, and shall include (A) in respect of a corporation, its certificate or articles of incorporation or association and its bylaws, (B) in respect of a partnership, its certificate of partnership and its partnership agreement and (C) in respect of a limited liability company, its certificate of formation and operating or limited liability company agreement;

(v)	Lien means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, prior or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions created by this Agreement and for transfer restrictions of general applicability under the Securities Act and under “blue sky” laws;

(vi)	Merger has the meaning set forth in the preamble hereto;

(vii)	Merger Agreement has the meaning set forth in the preamble hereto;

(viii)	Stockholder has the meaning set forth in the preamble hereto;

(ix)	Subject Shares shall mean all of the Shares and all other shares of capital stock and other equity securities of the Company, that on the date hereof, the Stockholder is the legal and Beneficial Owner of and over which the Stockholder has the power to vote. In the event of a stock split, stock dividend or distribution, or any change in the shares of capital stock of the Company by reason thereof or by any recapitalization, combination, reclassification, exchange of shares or similar event, the term Subject Shares shall be deemed to refer to and include such shares as well as stock dividends and distributions and any securities into which or for which any or all of such shares of capital stock of the Company may be changed or exchanged or which are received in such transaction;

(x)	Transfer means, directly or indirectly, to sell, transfer (whether by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by interspousal disposition pursuant to a domestic relations proceeding, by operation of law or otherwise), assign, pledge, encumber, hypothecate or otherwise dispose of, whether by liquidation, dissolution, dividend, distribution or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.

(c)	The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.

(d)	Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(e)	The words “include”, “includes” and “including” are not limiting and shall be deemed to be followed by the phrase “without limitation”.

(f)	The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(g)	Any definition of or reference to any Contract, document, instrument or other record herein shall be construed as referring to such Contract, document, instrument or other record as from time to time amended, supplemented, restated or otherwise modified.

(h)	Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

(i)	The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

(j)	Unless the context otherwise requires, all references herein to Section, shall be construed to refer to Sections of this Agreement.

(k)	The headings and captions used in this Agreement are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

2. Representations and warranties of the Stockholder.

The Stockholder hereby represents and warrants to the Purchaser and Merger Sub as follows:

(a)	Organization. To the extent that the Stockholder is not an individual, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority necessary to enable it to own the Subject Shares and to execute and deliver this Agreement, perform the obligations hereunder and to consummate the transactions contemplated hereby.

(b)	Authority. The execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action and no further action on the part of the Stockholder or any other Person is required in connection therewith. No Person has any authority over, or with respect to, the Subject Shares that conflicts or competes with, or that in any way undermines, the authority of the Stockholder to execute and deliver this Agreement and perform the obligations set out herein. The Stockholder has duly executed and delivered this Agreement and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at law or in equity).

(c)	Non-contravention. The execution and delivery by the Stockholder of this Agreement does not, and the consummation of the transactions contemplated hereby and the compliance by the Stockholder with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon the Subject Shares under, any provision of (i) the Governing Documents of the Stockholder, (ii) any Contract to which the Stockholder is a party or by which it is bound or (iii) any Law or Order applicable to the Stockholder, except for any of the foregoing as could not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement.

(d)	Consents and approvals. No consent, approval, license, Order or other authorization of, or registration with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of transactions contemplated hereby except for:

(i)	approval of this Agreement by the Company for the purposes of Section 203 of the DGCL; and

(ii)	filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement.

(e)	Ownership. As of the date of this Agreement, the Stockholder is the record and Beneficial Owner of the Subject Shares set forth on the signature page to this Agreement and has the voting power and power of disposition with respect to the Subject Shares. Except as provided for in this Agreement:

(i)	the Stockholder owns the Subject Shares free and clear of all Liens; and

(ii)	none of the Subject Shares are subject to any voting agreement, voting trust or any other similar arrangement or restriction with respect to the voting of the Subject Shares.

(f)	Other securities. The Subject Shares set forth on the signature page to this Agreement constitute all of the securities of the Company owned of record or Beneficially Owned by the Stockholder as of the date of this Agreement. As of the date of this Agreement, the Stockholder does not, and its Affiliates do not, own or hold any voting rights with respect to any other securities of the Company.

(g)	Proxies. Any and all proxies heretofore given in respect of such Stockholder’s Subject Shares are revocable upon notice by such Stockholder, all such proxies have been revoked prior to the date hereof and the proxy contained in this Agreement is the only proxy in effect relating to the matters set forth in Section 3 with respect to the Subject Shares as of the date of this Agreement.

(h)	Absence of litigation. There is no Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder, or any of its Affiliates, before or by any Governmental Entity that could reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

3. Voting agreement

(a)	The Stockholder hereby covenants and unconditionally agrees that, until the termination of this Agreement in accordance with its terms:

(i)	at the Company Stockholders’ Meeting or any other meeting of the stockholders of the Company, including any adjournment or postponement thereof, however called, and in any action by written consent of the stockholders of the Company with respect to any of the following, the Stockholder will, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum and will:

(A)	vote or consent to, or cause to be voted or consented to, all of its Subject Shares in favor of the Merger, including the adoption of the Merger Agreement, and all actions and transactions contemplated thereby or in furtherance thereof, including, upon the request of the Purchaser, any adjournment or postponement of the Company Stockholders’ Meeting or any other meeting of the stockholders of the Company, however called; and

(B)	vote (or cause to be voted) all of its Subject Shares against, and not provide consents to:

(I)	any and all Takeover Proposals (except by a member of the Purchaser Group) and Alternative Acquisition Agreements or any proposal or nomination made by a Person (including the Stockholder) who is, or whose Affiliate is, making, or has publicly communicated an intention to make, a Takeover Proposal or to oppose the approval of the Merger or adoption of the Merger Agreement; or

(II)	any other proposal, action, transaction or agreement that is submitted to the stockholders of the Company for approval and that would reasonably be expected to (x) materially and adversely delay, postpone, impede, affect or frustrate, (y) prevent or nullify, or (z) be in opposition to or in competition with, the Merger Agreement or any of the transactions contemplated thereunder including:

(aa)	any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;

(bb)	a sale, lease or transfer of a material amount of assets of the Company or any reorganization, recapitalization or liquidation of the Company;

(cc)	an election of new members to the Company Board other than nominees to Company Board in office on the date of this Agreement;

(dd)	any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s Governing Documents, except if approved by the Purchaser in accordance with the Merger Agreement.

(ii)	except as permitted under Section 4(a), at all times to retain the right to vote the Subject Shares on any matters that are at any time, or from time to time, presented for consideration to the Company’s stockholders generally and without any other limitation on those matters other than as set forth in this Section 3(a); and

(iii)	not to engage in any transaction with respect to any Subject Shares with the primary purpose of depriving the Purchaser and Merger Sub of the intended benefits of this Agreement.

(b)	For the avoidance of doubt, the Stockholder agrees that the obligations of the Stockholder hereunder shall not be affected by:

(i)	any Recommendation Change, it being understood that the delivery by the Company of a Notice of Recommendation Change pursuant to Section 6.2 of the Merger Agreement shall not, in and of itself, constitute a Recommendation Change; or

(ii)	any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

4. Covenants of the Stockholder

The Stockholder hereby covenants and unconditionally agrees as follows:

(a)	Transfer of Subject Shares. Until the termination of this Agreement in accordance with its terms, the Stockholder will not Transfer any Subject Shares, Transfer legal or Beneficial Ownership thereof or any other interest therein; provided that Stockholder may Transfer Subject Shares (A) if Stockholder is an individual (1) up to 10% of the Subject Shares to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (2) upon the death of Stockholder, or (B) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Purchaser, to be bound by all of the terms of this Agreement. Any Transfer in violation of this provision shall be null and void.

(b)	Information. Except as contemplated by Section 6, the Stockholder will, upon receipt of reasonable advance notice by the Company, the Purchaser or Merger Sub, without further consideration, promptly provide any customary information reasonably requested by the Company, the Purchaser or Merger Sub that is necessary for any regulatory application or filing made or approval sought in connection with the transactions contemplated by his Agreement or the Merger Agreement (including filings with the SEC or any other Governmental Entity).

(c)	Subject Shares. While this Agreement is in effect the Stockholder shall notify the Purchaser promptly in writing of the number of additional Subject Shares acquired by the Stockholder, if any, after the date hereof (such notice to be given within 3 Business Days of such acquisition). The Stockholder agrees that to the extent it acquires legal or Beneficial Ownership of any shares that fall within the definition of Subject Shares after the date hereof, such securities shall automatically be deemed Subject Shares hereunder and shall be subject in all respect to the terms hereof to the full extent as if they were Subject Shares on the date hereof. All of the Subject Shares as of the date hereof are detailed on the signature page hereto

(d)	Irrevocable proxy. The Stockholder hereby appoints the Purchaser and any designee of the Purchaser, and each of them individually, as the Stockholder’s attorney-in-fact and proxy, with full power of substitution and re-substitution, during the period from the date and after the date of this Agreement and until this Agreement terminates pursuant to Section 7, to vote all of the Subject Shares or to act by written consent in accordance with Section 3. This power of attorney and proxy is given to secure the performance of the Stockholders’ obligation set forth in Section 3. The Stockholder acknowledges that this power of attorney and proxy (i) is coupled with an interest, (ii) constitutes, among other things, an inducement for the Purchaser and Merger Sub to enter into the Merger Agreement and (iii) is irrevocable. The power of attorney granted by the Stockholder herein is a durable power of attorney and will survive the dissolution, bankruptcy and other incapacity of the Stockholder; and the proxy granted herein by the Stockholder is executed and is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof and hereby revokes all other powers of attorney and proxies with respect to the Subject Shares that it may heretofore have appointed or granted with respect to the matters set forth in Section 3.

(e)	Non-solicitation The Stockholder hereby undertakes that, while this Agreement is in effect, except as contemplated by Section 6, the Stockholder shall not, directly or indirectly, take any action that the Company is prohibited from taking pursuant to Section 6.2 of the Merger Agreement.

(f)	Further assurances Except as contemplated by Section 6 and subject to the terms and conditions of the Merger Agreement, while this Agreement is in effect, the Stockholder shall use all reasonable efforts to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary to carry out the intent and purposes of this Agreement including executing and delivering, or causing to be executed or delivered, such additional or further consents, documents, agreements, proxies and other instruments as the Purchaser shall reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

(g)	Appraisal rights The Stockholder agrees not to seek appraisal or assert any rights of dissent from the Merger that it may have under the DGCL and, to the fullest extent permitted by Law, the Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable Law.

5. Stockholder acknowledgements and approval

(a)	The Stockholder acknowledges that irreparable damage to the Purchaser would occur in the event that any of the provisions hereof were not performed in accordance with their specific terms or were otherwise breached and money damages would not be an adequate remedy. Accordingly, the Stockholder agrees that prior to the termination of this Agreement in accordance with Section 7, the Purchaser and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware in addition to any other remedy to which the Purchaser or Merger Sub may be entitled at Law or in equity, and the Stockholder hereby waives and agrees that it will not raise any defense to any action for specific performance based on the Purchaser or Merger Sub having an obligation to mitigate damages or having an adequate remedy at Law.

(b)	The Stockholder understands and acknowledges that the Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

6. Fiduciary duties

This Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company and the Stockholder shall vote according to the terms of this Agreement. Nothing in this Agreement shall limit, restrict or otherwise affect, or gives rise to any liability of Stockholder by virtue of, any actions taken by Stockholder in the Stockholder’s capacity as a director or officer of the Company, including any actions taken in connection with the exercise of rights of the Company or the Company Board (or any committee thereof) under the Merger Agreement.

7. Termination This Agreement and the irrevocable proxy contained herein shall terminate, and none of the Purchaser, Merger Sub or the Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect, upon the earliest to occur of:

(a)	the mutual consent of the Purchaser and the Stockholder;

(b)	the Effective Time; or

(c)	the date of termination of the Merger Agreement in accordance with its terms.

Termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or equity) against another party hereto or relieving such party from liability for such party’s willful or intentional breach of any terms of this Agreement.

8. Miscellaneous

(a)	Stockholder information. The Stockholder hereby consents to the publication and disclosure in the Company Proxy Statement, statements of Beneficial Ownership filed by the Purchaser and its Affiliates (and any other documents or communications provided by the Purchaser, Merger Sub or the Company to any Governmental Entity or to security holders of the Company) the Stockholder’s identity and beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of the Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement; provided, however, that the Stockholder’s Representatives shall be given a reasonable opportunity to review and comment (and such reasonable comments shall be accepted) on any such proposed disclosure.

(b)	Legends and stop transfer orders. In furtherance of this Agreement, the Stockholder hereby authorizes and instructs the Company to notify its transfer agent that this Agreement places limits on the voting and Transfer of the Subject Shares and to instruct the transfer agent to enter a stop transfer order with respect to all of the Subject Shares and to legend the share certificates (as applicable).

(c)	Control and ownership interest. Nothing contained in this Agreement shall be deemed to vest in the Purchaser or Merger Sub any direct or indirect ownership or incidence of ownership of, or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Subject Shares shall remain vested in and belong to the Stockholder, and the Purchaser shall not have any authority to control, manage, direct, superintend, restrict, regulate, govern or administer the Company, or any of the policies or operations of the Company, or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise provided in this Agreement.

(d)	Reliance by the Purchaser and Merger Sub. The Stockholder acknowledges and understands that the Purchaser and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.

(e)	Rights of third parties. This Agreement is for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns, and nothing herein expressed or implied shall give, or be construe to give, to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable right, remedies or claims under or with respect to this Agreement or any provisions hereof. This Agreement and the rights and obligations hereunder shall not be assignable, delegable or transferable in whole or in part by any party hereto without the prior written consent of the Purchaser or Merger Sub, on the one hand, and the Stockholder, on the other hand; provided that the Purchaser and Merger Sub may assign their respective rights hereunder to any Affiliate without the prior written consent of the Stockholder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8(e) shall be null and void.

(f)	Capacity. It is understood and agreed that to the extent the Stockholder is executing this Agreement in the capacity as a trustee of a trust, the Stockholder is executing this Agreement only in the capacity of a trustee and as to the Subject Shares of that trust set forth on the signature page to this Agreement and in no other capacity. In addition, a Stockholder executing this Agreement in the capacity of a trustee shall not be responsible or liable for the actions or omissions of such person’s co-trustees of such trust.

(g)	Amendment and waiver. This Agreement may only be amended, changed, supplemented, waived, or otherwise modified with a written instrument of the Purchaser and the Stockholder. The failure of any party to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(h)	Fees and expenses. Each of the parties shall be responsible for its own fees and expenses, including, without limitation, the fees and expenses of its Representatives, in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement; provided that the foregoing shall not be construed to modify the provisions of the Merger Agreement pertaining to the fees and expenses applicable to the Purchaser, Merger Sub and the Company; and provided, further, that the Company shall pay the legal expenses of the Stockholder associated with the negotiation and preparation of this Agreement.

(i)	Notices. Any notice, request, claim, demand, instruction or other communication under this Agreement shall be in writing and delivered by hand or nationally recognized overnight courier or by facsimile to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to the Purchaser or Merger Sub, to:

Beaufour Ipsen Pharma, S.A.S.

42, rue du Docteur Blanche

75016

France

Attention: Willy Mathot

Facsimile: + 331 44 96 11 88

Email: willy.mathot@ipsen.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer, LLP

520 Madison Avenue, 34th Floor

New York, NY 10022

UNITED STATES OF AMERICA

Attention: Matthew L. Jacobson, Esq.

Facsimile: +1 212 277 4001

Email: matthew.jacobson@freshfields.com

and

(ii) if to Stockholder to:

such

Stockholder at the address set

forth on the signature page hereto

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto

California 94306

United States

Attention: Jennifer Fonner DiNucci

Facsimile: +1 (650) 840 7400

Email: DINUCCIJF@cooley.com

(j)	Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile transmission, all of which shall be one and the same agreement, and shall become effective only when actually signed by each party hereto and each such party has received counterparts hereof signed by all of the other parties hereto. Any such counterpart may be delivered to a party by facsimile or other electronic communication (including “.pdf”).

(k)	Severability. The provisions of this Agreement are severable and the invalidity, illegality or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(l)	Entire Agreement. This Agreement and the irrevocable proxy contained herein and any other documents delivered by the parties in connection herewith and to the extent referenced herein, the Merger Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto.

(m)	Governing Law, submission to jurisdiction, waiver of jury trial.

(i)	This Agreement shall be deemed to be made in and in all respects shall be interpreted, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the Laws of another State to otherwise govern this Agreement.

(ii)	Each of the parties hereto irrevocably:

(A)	irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall only be brought and determined in the Court of Chancery of the State of Delaware, or in the event that court lacks jurisdiction to hear the claim, in any Delaware State court;

(B)	agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(i) or in such other manner as may be permitted by Laws, will be valid and sufficient service thereof;

(C)	hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts; and

(D)	hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder:

(I)	any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8(m);

(II)	any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and

(III)	to the fullest extent permitted by Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(iii)	Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Proceeding, (b) such party understands and has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8(m).

(n)	Remedies. Except as otherwise provided under this Agreement, all rights, powers and remedies provided under this Agreement, or otherwise available in respect hereof at Law or in equity, shall be cumulative and not alternative of any other remedy at Law or equity and the exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

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IN WITNESS WHEREOF, the Stockholder, the Purchaser, Merger Sub and the Company have duly executed this Agreement as of the date first written above.

BEAUFOUR IPSEN PHARMA, S.A.S.

Name:
Title:

TRIBECA ACQUISITION CORPORATION

Name:
Title:

NAME OF STOCKHOLDER	Number of Subject Shares

By:
Name:
Title:
Address: